                                                                    EXHIBIT 12.1


                       CENTERPOINT ENERGY RESOURCES CORP.

               Computation of Ratio of Earnings to Fixed Charges
                             (Thousands of dollars)

                                                                                Six Months Ended
                                                                                    June 30,
                                                                            ---------------------------
                                                                              2002               2003
                                                                            --------           --------
Net income                                                                  $ 76,916           $102,830
Income tax expense                                                            46,864             55,535
Capitalized interest                                                            (627)              (694)
                                                                            --------           --------
                                                                             123,153            157,671
                                                                            ========           ========
Fixed charges, as defined:

  Interest expense                                                            73,633             84,145
  Capitalized interest                                                           627                694
  Distribution on trust preferred securities                                      13                 12
  Interest component of rentals charged to operating expense                   4,504              4,017
                                                                            --------           --------
  Total fixed charges                                                         78,777             88,868
                                                                            --------           --------
Earnings, as defined                                                        $201,930           $246,539
                                                                            ========           ========
Ratio of earnings to fixed charges                                              2.56               2.77
                                                                            ========           ========
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